EXHIBIT 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED  _______, 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SECURITIES TRANSFER CORPORATION, THE INFORMATION AGENT.

Texas Rare Earth Resources Corp.
Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Rights to Purchase Units with each Unit consisting of, (a) one share of common stock of Texas Rare Earth Resources Corp., (b) one non-transferable Class A Common Stock purchase warrant (“Class A Unit Warrant”) to purchase one share of common stock of Texas Rare Earth Resources Corp. at an exercise price of $0.35 per share of common stock, and (c) one non-transferrable Class B Common Stock purchase warrant (“Class B Unit Warrant”) to purchase one share of common stock of Texas Rare Earth Resources Corp at an exercise price of $0.50 per share of common stock.

Subscription Price: $0.22 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON JANUARY 13, 2015, UNLESS EXTENDED BY THE BOARD OF DIRECTORS OF THE COMPANY

REGISTERED
         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each five (5) whole subscription rights entitles the holder thereof to subscribe for and purchase one unit consisting of, (a) one share of common stock of Texas Rare Earth Resources Corp., (b) one Class A Unit Warrant to purchase one share of common stock of Texas Rare Earth Resources Corp., and (c) one Class B Unit Warrant purchase warrant to purchase one share of common stock of Texas Rare Earth Resources Corp., at a subscription price of $0.22 per unit, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Rights Certificates” accompanying this Rights Certificate.

If any units available for purchase in the Rights Offering are not purchased by other holders of subscription rights pursuant to the exercise of their basic subscription privilege, any rights holder that exercises its basic subscription privilege in full may exercise its over-subscription privilege and subscribe for a number of unsubscribed units, pursuant to the terms and conditions of the Rights Offering, subject to proration and certain limitations, as described in the Prospectus. The rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit in accordance with the “Instructions as to Use of Rights Certificates” that accompany this Rights Certificate.

This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Texas Rare Earth Resources Corp. and the signatures of its duly authorized officer.

Dated:

Chief Executive Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

Securities Transfer Corporation
Attn: George Johnson
2591 Dallas Parkway Suite 102
 Frisco, Texas 75034

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for units pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for units pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more units than you are entitled under either the basic subscription privilege or the over-subscription privilege, you will be deemed to have elected to purchase the maximum number of units for which you are entitled to subscribe under the basic subscription privilege or over-subscription privilege, as applicable. To the extent that you properly exercise your rights for a number of units that exceeds the number of unsubscribed units that are available to you, any excess subscription payments will be returned to you promptly, without interest or penalty, following the expiration of the Rights Offering.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		units x $ __________________	= $
	(no. of new units)	(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your basic subscription privilege and wish to subscribe for additional units pursuant to your over-subscription privilege:

I apply for		units x $ __________________	= $
	(no. of new units)	(subscription price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)

☐	Certified check payable to “Securities Transfer Corporation as Subscription and Information Agent.”
☐	Bank draft (cashier’s check) payable to “Securities Transfer Corporation as Subscription and Information Agent.”
☐	U.S. postal money order payable to “Securities Transfer Corporation as Subscription and Information Agent.”
☐
Wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as Subscription and Information Agent, for purposes of accepting subscriptions in this Rights Offering at [●], ABA #[●], Account # [●] Securities Transfer Corporation FBO Texas Rare Earth Resources Corp., with reference to the rights holder’s name.

FORM 2- DELIVERY TO DIFFERENT ADDRESS
If you wish for shares of common stock, Class A Unit Warrant, or Class B Unit Warrant  underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TEXAS RARE EARTH RESOURCES CORP.’S SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT SECURITIES TRANSFER CORPORATION, THE SUBSCRIPTION AND INFORMATION AGENT, AT [●] (FOR INDIVIDUALS) OR [●] (FOR BANKS AND BROKERS)